BTI TELECOM CORP.




                               PLACEMENT AGREEMENT


                                                              September 17, 1997


Morgan Stanley & Co. Incorporated
Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036-8293

Ladies and Gentlemen:

                  BTI Telecom Corp., a North Carolina corporation (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Placement Agents") $250,000,000 principal amount of its 10 1/2% Senior Notes due 2007 (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of September 22, 1997 (the "Indenture") between the Company, Business Telecom, Inc., a North Carolina corporation ("BTI") and First Trust of New York, National Association, as Trustee (the "Trustee"). In connection with the sale of the Notes, BTI will merge with a wholly owned subsidiary of the Company, pursuant to which BTI will become a wholly owned subsidiary of the Company (the "Reorganization"). In addition, as soon as practicable following the consummation of the Reorganization, BTI will acquire substantially all of the assets of FiberSouth, Inc. (the "FiberSouth Acquisition"). Capitalized terms used herein but not defined have the meanings specified therefor in the Final Memorandum (as defined below).

                  The net proceeds from the issuance of the Notes will be held by the Trustee pursuant to a pledge and security agreement to be dated as of the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit A, with such revisions


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as shall be reasonably satisfactory to the Placement Agents, the Company and BTI
(the "Pledge and Security Agreement"). In the event the Reorganization is not consummated by December 31, 1997, the Company will be required to consummate a Special Redemption. In connection with the consummation of the Reorganization, the Trustee will release Collateral (as defined in the Pledge and Security Agreement) such that the amount of funds remaining subject to the Pledge and Security Agreement would equal an amount sufficient to purchase a sufficient amount of Pledged Securities to provide for the first six scheduled interest payments due on the Notes. In addition, a portion of the remaining proceeds will continue to be held by the Trustee and secure the Notes until the consummation of the FiberSouth Acquisition. In the event the FiberSouth Acquisition is not consummated by December 31, 1997, the Company will be required to consummate a Special Repurchase Offer.

                  The Notes will be offered, without being registered under the Securities Act of 1933, as amended (the "Securities Act"), only to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") and to institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("institutional accredited investor") that deliver a letter in the form annexed to the Final Memorandum (as defined below).

                  The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

                  In connection with the sale of the Notes, the Company and BTI have prepared a preliminary private placement memorandum (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description the Transactions, the terms of the Notes, the terms of the offering and a description of the Company and BTI and their business.

                  1. Representations and Warranties. The Company and BTI each represents and warrants to, and agrees with, you that as of the date hereof:

                  (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agents to be used to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Memorandum based upon and in conformity with information relating to any Placement Agent furnished to the Company in writing by such Placement Agent expressly for use therein.


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                                        3


                  (b) It has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and BTI, taken as a whole.

                  (c) It has no direct or indirect subsidiaries.

                  (d) This Agreement has been duly authorized, executed and delivered by it.

                  (e) The Notes have been duly authorized and, when executed, authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture, Registration Rights Agreement and the Pledge Agreement.

                  (f) The Indenture has been duly authorized and, when executed and delivered by it, will be a valid and binding agreement enforceable against it in accordance with its terms except as (x) the enforceability against it thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (g) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, it, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) the rights to indemnification and contribution thereunder may be limited by public policy.

                  (h) The Pledge Agreement has been duly authorized and, when executed and delivered by it, will be a valid and binding agreement of it, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability.



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                                        4

                  (i) Upon the delivery to the Trustee of the certificates or instruments, if any, representing the Pledged Securities (as defined in the Final Memorandum), the pledge of and grant of a security interest in the Pledged Securities for the benefit of the Trustee and the holders of the Notes will constitute a first priority security interest in the Pledged Securities, enforceable as against all creditors of the Company (and any persons purporting to purchase any of the Pledged Securities from the Company).

                  (j) The execution and delivery by it of, and the performance by it of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Notes (collectively, the "Documents"), and the issuance, sale and delivery of the Notes, will not contravene any provision of applicable law or the Articles of Incorporation or By-laws of it or any agreement or other instrument binding upon it or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it, and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by it of its obligations under the Documents, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and
(ii) such as are required to be obtained after the date hereof and specifically set forth in the Documents.

                  (k) The consummation of the Share Repurchase, the BTI Refinancing, the Reorganization and the FiberSouth Acquisition (collectively, the "Transactions") will not contravene any provision of applicable law or the Articles of Incorporation or By-laws of it or any agreement or other instrument binding upon it or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it, and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the consummation by it of the Transactions, except for (i) the consents and approvals required by the Federal Communications Commission (the "FCC") and any other federal governmental authority or agency and (ii) the consents and approvals required by the state public utility commission of North Carolina, in each case with respect to the consummation of the Reorganization and the FiberSouth Acquisition.

                  (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, BTI or FiberSouth, from that set forth in the Preliminary Memorandum. Furthermore, except in each case as described in the Final Memorandum, (i) neither the Company, BTI or FiberSouth has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Company, BTI or FiberSouth has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, except for (x) the


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                                        5

cancellation of 611 options to buy shares of capital stock of BTI from Kim Chapman, and (y) the repurchase of 36,668 shares of capital stock of BTI from A.B. Andrews pursuant to the Share Repurchase; and (iii) since the date of the Preliminary Offering Memorandum, there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or BTI.

                  (m) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company, BTI or FiberSouth is a party or to which any of the properties of the Company, BTI or FiberSouth is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and BTI, taken as a whole, or on the power or ability of the Company or BTI to perform its obligations under the Documents or to consummate the transactions contemplated by the Final Memorandum.

                  (n) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (o) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (p) It is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agents in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (q) The Company, BTI and FiberSouth (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including all such laws and regulations concerning electromagnetic radio frequency emissions ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with


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                                        6

Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and BTI, taken as a whole.

                  (r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and BTI, taken as a whole.

                  (s) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents) has engaged in any directed selling efforts (as that term is defined in Regulation S with respect to the Notes and the Company and its Affiliates and any person acting on its or their behalf (other than the Placement Agents) have complied with the offering restrictions requirement of Regulation S.

                  (t) The Company, BTI and FiberSouth (i) have all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative and regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in each Memorandum, except to the extent that the failure to obtain such licenses, consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and BTI, taken as a whole and (ii) have not received any notice of proceedings relating to revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and BTI, taken as a whole, except with respect to each of (i) and (ii) as described in or contemplated by each Memorandum.

                  (u) Each of the Company, BTI and FiberSouth maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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                                        7


                  (v) Each of the Company, BTI and FiberSouth has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to its business in each case free and clear of all liens, encumbrances and defects, except such as are described in each Memorandum and such other liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by it; and any real property and buildings held under lease by it are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by it, in each case except as described in or contemplated by each Memorandum.

                  (w) Each of the Company, BTI and FiberSouth owns or possesses, or believes that it can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and neither the Company, BTI or FiberSouth has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and BTI, taken as a whole.

                  (x) No material labor dispute with the employees of the Company, BTI or FiberSouth exists or, to the knowledge of it, is imminent; and the Company and BTI are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and BTI, taken as a whole.

                  (y) Each of the Company, BTI and FiberSouth is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; and neither the Company, BTI or FiberSouth has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and BTI, taken as a whole, except as described in or contemplated by each Memorandum.

                  (z) All licenses issued by the FCC required for the operation of the business of the Company, BTI and FiberSouth (the "FCC Licenses") are in full force and effect and there are no pending modifications, amendments or revocation proceedings which


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                                        8

would adversely affect the operations of the Company, BTI or FiberSouth. All fees due and payable to governmental authorities pursuant to the rules governing FCC Licenses have been paid and no event has occurred with respect to the FCC Licenses held by the Company, BTI or FiberSouth which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. Each of the Company, BTI and FiberSouth is in compliance in all material respects with the terms of the FCC Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company, BTI or FiberSouth has received notice, nor, to the Company's or BTI's knowledge, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the FCC Licenses, or the imposition of any penalty or fine by any regulatory authority. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of the Documents or of the consummation of the transactions contemplated hereby, other than as previously obtained from the FCC (a) to avoid the loss of any such license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (b) to enable the Company, BTI or FiberSouth to hold and enjoy the same after the Closing Date (as defined herein) in the conduct of its business as conducted prior to the Closing Date, except, in each case, for registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other actions with respect to the consummation of the Reorganization and the FiberSouth Acquisition, as applicable.

                  (aa) Each of the Company, BTI and FiberSouth is solvent and has tangible and intangible assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature. Neither the Company, BTI or FiberSouth is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and neither the Company, BTI or FiberSouth has any knowledge of any person contemplating the filing of any such petition against it.

                  2. Offering. You have advised the Company that the Placement Agents will make an offering of the Notes purchased by the Placement Agents hereunder on the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  3. Purchase and Delivery. The Company, upon the basis of the representations and warranties of the Placement Agents herein contained, hereby agrees to sell to the Placement Agents, and the Placement Agents, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree,


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                                        9

severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite their names at a purchase price of 97.25% of the principal amount thereof plus accrued interest, if any, from September 22, 1997 to the date of payment and delivery.

                  Payment for the Notes shall be made against delivery of the Notes at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 9:00 A.M., local time, on September 22, 1997, or at such other time on the same or such other date, not later than October 6, 1997, as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Notes shall be made to the Company (which will immediately deposit such proceeds with the Trustee pursuant to the Pledge Agreement) in federal funds or other funds immediately available in New York City.

                  Certificates for the Notes shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date. The certificates evidencing the Notes shall be delivered to you on the Closing Date for the respective accounts of the Placement Agents, with any transfer taxes payable in connection with the transfer of the Notes to the Placement Agents duly paid, against payment of the purchase price therefor.

                  4. Conditions to Closing. The several obligations of the Placement Agents under this Agreement to purchase the Notes will be subject to the following conditions:

                  (a) Subsequent to the date of this Agreement and prior to the Closing Date,

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                 (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and BTI, taken as a whole, from that set forth in the Preliminary Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.



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                                       10

                  (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and BTI, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company and BTI contained in this Agreement are true and correct as of the Closing Date and that the Company and BTI each has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (c) You shall have received on the Closing Date an opinion of Wyrick Robbins Yates & Ponton LLP, counsel for the Company and BTI, dated the Closing Date, in the form attached hereto as Exhibit C.

                  (d) You shall have received on the Closing Date an opinion of Swidler & Berlin Chartered, regulatory counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit D.

                  The opinions of Wyrick Robbins Yates & Ponton LLP and Swidler & Berlin Chartered shall be rendered to you at the request of the Company and BTI and shall so state therein.

                  (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agents, dated the Closing Date, in form and substance satisfactory to you.

                  (f) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, the Company's and BTI's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum.

                  (g) The Company and BTI shall have entered into the Credit Facility in substantially the form contemplated by the Final Memorandum and there shall be no default or event of default under the Credit Facility or the existence of any event which with notice or lapse of time, or both, would constitute a default or event of default under the Credit Facility.

                  (h) The Company shall have consummated the Share Repurchase as described in the Final Memorandum.


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                                       11



                  (i) You shall have received such other certificates and documents as you or your counsel may reasonably request.

                  5. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company covenants as follows:

                  (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements or amendments thereto as you may reasonably request and to use its best efforts to deliver such copies to you by 5:00 p.m. (New York time) on the business day following the date of this Agreement.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object within a reasonable time.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Placement Agents it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) Whether or not any sale of such Notes is consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the transfer and delivery of the Notes to the Placement Agents, including any transfer or other taxes payable thereon, (iii) the preparation, issuance and delivery of the Notes, (iv) the fees, disbursements and expenses of the Company's counsel and


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                                       12

         accountants and the Trustee and its counsel, (v) the qualification of such Notes under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (vi) the printing and delivery to the Placement Agents in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto, (vii) any fees charged by rating agencies for the rating of such Notes, (viii) all document production charges and reasonable expenses of counsel to the Placement Agents (but not including their fees for professional services) in connection with the preparation of this Agreement, (ix) the fees and expenses, if any, incurred in connection with the admission of such Notes for trading in PORTAL or any other appropriate market system, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

                  (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of such Notes.

                  (g) Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Notes remain outstanding, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (i) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions of Regulation S.

                  (j) To use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (k) It will, and will cause the Trustee to, refuse to register any transfer of Notes sold pursuant to Regulation S if such transfer is not made in accordance with the provisions of Regulation S and the Indenture.

                  (l) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified and to the extent set forth in the Final Memorandum under the caption "Use of Proceeds."

                  (m) To use its best efforts to have the Notes listed on the Luxembourg Stock Exchange.

                  (n) To use its best efforts to add two independent directors to its board of directors within 6 months of the Closing Date.

                  6. Offering of Notes; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or (y) other institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities
Act) that, prior to their purchase of the Notes, deliver to such Placement Agent a letter containing the representations and agreements set forth in Appendix A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

                  (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

                 (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                (iii) the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act;

                 (iv) such Placement Agent has offered the Notes and will offer and sell the Notes (A) as part of their distribution at any time and
         (B) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

                  (v) such Placement Agent has (A) not offered or sold and, during the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
         (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                 (vi) without limiting the generality of Sections (b)(i) or (ii) above, such Placement Agent understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes, directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law; and

               (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the closing date, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 6 have the meanings given to them by Regulation S.

                   7. Indemnification and Contribution. (a) The Company and BTI each agrees to indemnify and hold harmless each Placement Agent, and each person, if any, who controls such Placement Agent within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities, as incurred (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent expressly for use therein; provided, however, that the foregoing indemnity shall not inure to the benefit of any Placement Agent to the extent that any such losses, claims, damages or liabilities result from the fact that such Placement Agent sold securities to a person to whom there was not sent or given by or on behalf of such Placement Agent a copy of the Final Memorandum at or prior to the written confirmation of the sale of the

Notes to such person, and if the losses, claims, damages or liabilities result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in the Preliminary Memorandum that was corrected in the Final Memorandum.

                  (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company and BTI, its respective directors, its respective officers and each person, if any, who controls the Company and BTI within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and BTI to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than

30 days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and BTI, on the one hand, and the Placement Agents, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and BTI on the one hand and the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and BTI on the one hand and the Placement Agents on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents in respect thereof bear to the aggregate offering price of such Notes. The relative fault of the Company and BTI on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or BTI or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

                  (e) The Company, BTI and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company and BTI contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents or any person controlling the Placement Agents or by or on behalf of the Company and BTI, its respective officers or directors or any person controlling the Company and BTI and (iii) acceptance of and payment for any of the Notes. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                   8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

                   9. Miscellaneous. If, on the Closing Date, either Placement Agent shall fail or refuse to purchase Notes that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Placement Agent agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Placement Agent shall be obligated to purchase the Notes which such defaulting Placement Agent agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that either Placement Agent has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Placement Agent. If, on the Closing Date either Placement Agent shall fail or refuse to purchase Notes which it has agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  If this Agreement shall be terminated by the Placement Agents, or either of them, because of any failure or refusal on the part of the Company to comply in any material respect with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement in any material respect, the Company will reimburse the Placement Agents or such Placement Agent as has so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

                  All notices and other communications under this Agreement shall be in writing, and, if sent to the Placement Agents, be mailed, delivered or sent by facsimile transmission to:

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway
                  New York, New York 10036
                  Attention:  High Yield New Issue Group
                  Facsimile Number:  (212) 761-0587
or, if sent to the Company or to BTI, will be mailed, delivered or sent by facsimile transmission to the Company or BTI at:


                  Business Telecom, Inc.
                  4300 Six Forks Road
                  Raleigh, North Carolina 27609
                  Attention:  Chief Financial Officer
                  Facsimile Number:  (919) 510-7222

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                                           Very truly yours,

                                           BTI TELECOM CORP.


                                           By /s/ Peter T. Loftin
                                              --------------------
                                                 Name: Peter T. Loftin
                                                 Title: Chief Executive Officer


                                           BUSINESS TELECOM, INC.


                                           By /s/ R. Michael Newkirk
                                              ----------------------
                                                 Name: R. Michael Newkirk
                                                 Title: President


Agreed, as of the first date written above

Morgan Stanley & Co. Incorporated
Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

By Morgan Stanley & Co. Incorporated


By  /s/ James B. Avery
    ----------------------
    Name: James. B. Avery
    Title: Vice President

                                   SCHEDULE I



                                                      Principal Amount of Notes
                Placement Agent                            To Be Purchased

Morgan Stanley & Co. Incorporated                            $175,000,000
Merrill Lynch & Co.,                                           75,000,000
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated



                         Total........................       $250,000,000
                                                             ============

                                                                       EXHIBIT A



                      Form of Pledge and Security Agreement

                                                                       EXHIBIT B



                      Form of Registration Rights Agreement

                                                                       EXHIBIT C



                               Opinion of Counsel
                             for the Company and BTI



                  [Attach draft opinion of the counsel for the Company and BTI to be delivered pursuant to Section 4(c) of the Placement Agreement to the effect that:]

                  (A) the Company and BTI each has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the same, as amended or supplemented), and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and BTI, taken as a whole;

                  (B) the Placement Agreement has been duly authorized, executed and delivered by the Company and BTI;

                  (C) the Notes have been duly authorized and executed and, when authenticated and delivered to and paid for in accordance with the terms of the Placement Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
         (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture, the Registration Rights Agreement and the Pledge Agreement;

                  (D) the Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and BTI, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability;

                  (E) the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and BTI, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) the rights to indemnification and contribution thereunder may be limited by public policy;

                  (F) the Pledge Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and BTI, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability; and upon the Closing Date, the pledge of and grant of a security interest in the Pledged Securities for the benefit of the Trustee and the holders of the Notes will constitute a perfected security interest in the Pledged Securities, enforceable as against all creditors of the Company (and any persons purporting to purchase any of the Pledged Securities from the Company);

                  (G) the execution and delivery by the Company and BTI of, and the performance by the Company and BTI of its respective obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Notes (collectively, the "Documents"), and the issuance, sale and delivery of the Notes will not contravene (i) any provision of applicable law, (ii) the Articles of Incorporation or By-laws of the Company or BTI, (iii) to such counsel's knowledge, any agreement or other instrument binding upon the Company, BTI or FiberSouth that is material to the Company and BTI, taken as a whole, or (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, BTI or FiberSouth and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by the Company and BTI of its respective obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Notes or the consummation of the BTI Refinancing, the Share Repurchase, the Reorganization or the FiberSouth Acquisition, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, (y) such as may be required by the federal or state telecommunications laws and (z) such as are required to be obtained after the date hereof and specifically set forth in the Documents;

                  (H) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, BTI or FiberSouth is a party or to which any of the properties of the Company, BTI or

         FiberSouth is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and BTI, taken as a whole, or on the power or ability of the Company and BTI to perform its respective obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Notes or to consummate the transactions contemplated by the Final Memorandum;

                  (I) the Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended;

                  (J) the statements in the Final Memorandum under the captions "Certain Transactions", "Description of the Notes", "Private Placement" and "Transfer Restrictions", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

                  (K) such counsel is of the opinion that the statements in the Final Memorandum, under the caption "Certain U.S. Federal Income Tax Considerations" are accurate and fairly summarize the matters referred to therein;

                  (L) such counsel believes that (except for the financial data and financial statements and notes hereto as to which such counsel need not express any belief) the Final Memorandum when issued did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (M) based upon the representations, warranties and agreements of the Company, BTI and the Placement Agents in the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agents under the Placement Agreement or in connection with the initial resale of such Notes by the Placement Agents in accordance with the Placement Agreement to register the Notes under the Securities Act of 1933, it being understood that no opinion is expressed as to any subsequent resale of any Note;

                  (N) the Company and BTI (i) have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum,
         (x) except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and BTI, taken as a whole and (y) such as may be required by federal or state telecommunications laws and (ii) have not received any notice of proceedings relating to revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and BTI, taken as a whole, except as described in or contemplated by the Final Memorandum;

                  With respect to paragraph (L) above, counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof, but are without independent check or verification except with respect to paragraphs (J) and (K) above.

                                                                       EXHIBIT D



                          Opinion of Regulatory Counsel
                                 for the Company


                  [Attach draft opinion of regulatory counsel for the Company to be delivered pursuant to Section 4(d) of the Placement Agreement to the effect that:]

                  (A) (1) the execution and delivery of the Placement Agreement by the Company and BTI and the consummation of the transactions contemplated thereby do not violate (i) the Federal Communications Act of 1934, as amended (the "Communications Act"), (ii) any rules or regulations of the Federal Communications Commission ("FCC") applicable to the Company or BTI, (iii) any state telecommunications law, rules or regulations ("State Law") applicable to the Company or BTI, and (iv) to the best of such counsel's knowledge, any decree from any court, and
         (2) no consent, approval, authorization or order of or filing with the FCC or any state authority overseeing telecommunications matters ("State Authority"), is necessary for the execution and delivery of the Placement Agreement by the Company and BTI and the consummation of the BTI Refinancing, the Share Repurchase, the Reorganization, and the FiberSouth Acquisition and the other transactions contemplated thereby in accordance with the terms thereof except for consents, approvals, authorizations or orders of or qualifications (x) with the FCC in connection with the Reorganization, (y) with the State Authorities in the States of [________], in connection with the Reorganization and the FiberSouth Acquisition and (z) as have already been obtained and except to the extent that the failure to obtain such consents, approvals, authorizations or orders or to qualify with the FCC or any State Authority would not, individually or in the aggregate, have a material adverse effect on the prospects, condition (financial or otherwise) or in the earnings, business or operations of the Company and BTI, taken as a whole;

                  (B) (1) each of the Company, BTI and FiberSouth has made all reports and filings, and paid all fees, required by the FCC and the State Authorities, and has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all filings and registrations, with the FCC and the State Authorities necessary to own, lease, license and use its properties and assets and to conduct its respective business in the manner described in the Final Memorandum; and (2) none of the Company, BTI or FiberSouth has received any notice of proceedings relating to the violation, revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and BTI, taken as a whole;

                  (C) none of the Company, BTI or FiberSouth is in violation of, or in default under the Communications Act, the telecommunications rules or regulations of the FCC or State Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and BTI, taken as a whole;

                  (D) to the best of such counsel's knowledge after due inquiry
         (i) no adverse judgment, decree or order of the FCC or any State Authority has been issued against the Company, BTI or FiberSouth and
         (ii) no litigation, proceeding, inquiry or investigation has been commenced or threatened against the Company, BTI or FiberSouth before or by the FCC or any State Authority which, if decided adversely to the Company's interest, would have a material adverse effect on the Company and BTI, taken as a whole; and

                  (E) the statements in the Final Memorandum under the captions "Risk Factors - Regulation," "Risk Factors - Competition," "Business - Industry Overview" and "Business - Regulation," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

                                       D-2